SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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NYMEX HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Nymex Holdings, Inc. (the “Company”) is submitting the following material as a courtesy to the nominees for its Board of Directors. The Company believes that these materials will be distributed by such nominees to stockholders prior to the filing and mailing by the Company of its Definitive Proxy Statement. As a matter of policy, the Company’s current Board of Directors does not make any recommendation to stockholders regarding the election of nominees.

********

STEPHEN ARDIZZONE (ZONE)

Floor Broker

Dear Fellow Shareholders:

Stephen E. Ardizzone began his career as a COMEX clerk from 1981 to 1983. After seeing the potential growth of NYMEX, he moved to crude oil where he worked for three years as a clerk for Rafferty Associates and Smith Barney. This all led to the success of his own floor brokerage operation, Zone Energy Group Inc, which employs 20 people and is a viable company, active in crude oil, heating oil and gasoline. Zone Energy presently conducts business for banks, futures commission merchants, fund managers, institutional trade houses, major oil producers and independents. This contributes to his thorough knowledge of every aspect of the business. In 2002, Mr. Ardizzone and his brother, John, founded Bluefin Energy, LLC and became a member firm. He was instrumental in supporting the E-Mini contract and Bluefin is now currently one of the largest market making firms in options.

Since becoming a full member in 1986, Mr. Ardizzone says he has been fortunate to experience first-hand the explosive growth of the Exchange. He has been active and instrumental on various committees for the last 20 years, including marketing, floor, facilities and control, and presently floor broker advisory, compliance review, business conduct, by-laws/rules and countless sub-committees. Mr. Ardizzone says that because of his continued dedication, it is again time to take the Exchange to the next level and he is uniquely qualified for continued service on the board. He says he is an independent thinker and, as such, his decisions are always fair and honest.

He is running with the support of our current Vice Chairman and future Chairman, Richard Schaeffer.

Mr. Ardizzone and his wife of eleven years have four children, Samantha, Stephen, Sofia and Ava and reside in Staten Island. He believes vision-dedication-truth will lead the way to a healthy and profitable future.

Mr. Ardizzone attended Xaverian High School in Brooklyn, St. John’s University, and John Jay College of Criminal Justice.

Among the many issues the Exchange is now faced with, Mr. Ardizzone will work on the following:

•	The challenges faced daily by the Exchange from our competitors and a continued pro-active stance on making our Exchange a force in this technological arena.

•	Having the floor co-exist with trading screen platforms in order to insure the future of all our members.

•	Increase market share of all energy-traded products.

•	Increased marketing effort of our ClearPort and OTC initiative to insure continued financial success for our current and future shareholders.

•	Membership meetings, which Mr. Ardizzone states should be held more frequently with mandatory attendance for board and finance committee members.

•	Working closely with our strategic partners, GA and the CME, to ensure NYMEX will be the premier energy futures exchange in the world.

To summarize, Mr. Ardizzone is a man of action and accountability. Everything he says he believes and will stand by. Mr. Ardizzone believes that the current board must have cohesiveness in order to succeed. He is prepared for the job ahead and will make a difference.

I, Stephen E. Ardizzone, am the beneficial owner of 180,000 shares of common stock of NYMEX Holdings, Inc. and 2 Class A memberships in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings’ Annual Meeting of Stockholders scheduled for May 1, 2006. You are urged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings’ SEC filings, can be obtained free of charge from the SEC’s website at www.sec.gov. Copies of the proxy statement may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings, Inc.

VOTE FOR ZONE

FLOOR BROKER CATEGORY

I, Stephen E. Ardizzone, am the beneficial owner of 180,000 shares of common stock of NYMEX Holdings, Inc. and 2 Class A memberships in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings’ Annual Meeting of Stockholders scheduled for May 1, 2006. You are urged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings’ SEC filings, can be obtained free of charge from the SEC’s website at www.sec.gov. Copies of the proxy statement may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings, Inc.

Just A Reminder…

Vote for ZONE

I, Stephen E. Ardizzone, am the beneficial owner of 180,000 shares of common stock of NYMEX Holdings, Inc. and 2 Class A memberships in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings’ Annual Meeting of Stockholders scheduled for May 1, 2006. You are urged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings’ SEC filings, can be obtained free of charge from the SEC’s website at www.sec.gov. Copies of the proxy statement may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings, Inc.

William Astrop

I, William B. Astrop, am the beneficial owner of 90,000 shares of NYMEX Holdings, Inc. and one Class A membership in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holding, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings’ Annual Meeting of Stockholders scheduled for May 1, 2006. You are urged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings’ SEC filings, can be obtained free of charge from the SEC’s website at www.sec.gov. Copies of the proxy statement may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings, Inc.

Dear [NYMEX Member],

I am writing to introduce myself, as a candidate for an Equity Member seat on the NYMEX Board of Directors. Please see the biography below for details about my background and qualifications. I would welcome your support and look forward to the NYMEX’s continued success and prosperity.

Sincerely,

William B. Astrop

WILLIAM B. ASTROP – BIOGRAPHY

William B. Astrop, chairman of Astrop Advisory Corporation, is one of Atlanta’s most respected money managers. He was co-founder and chairman (1970-1982) of Atlanta Capital Management, directing its growth into one of the largest investment counseling firms in the Southeast. In 1982, Mr. Astrop formed Astrop Advisory Corporation, which later became a pioneer in the management of portfolios using no-load mutual funds.

Mr. Astrop has appeared on CNN and CNBC and been quoted in the Wall Street Journal, Investor’s Business Daily, the Atlanta Journal and Constitution and other publications.

Mr. Astrop is a graduate of the University of Richmond and received his MBA in finance from the Harvard Graduate School of Business, where he was a recipient of the J. Spencer Love Fellowship for Academic Achievement. He is a Chartered Financial Analyst and was a member of the New York Stock Exchange from 1981-2003 and the American Stock Exchange from 1998-2000. He is currently a member of the New York Mercantile Exchange and a member of the CFA Institute and the Atlanta Financial Analysts Association.

Mr. Astrop was a Lt. Commander in the active U.S. Navy Reserve and is currently a member of the Dean’s Advisory Board at Emory University’s graduate business school. He is a former Board Chairman of the High Museum of Art in Atlanta, a former Trustee of the National Boys & Girls Clubs of America and a former Board member of the Michael C. Carlos Museum at Emory University in Atlanta.

David Blumenthal

c/o Phibro Inc.

500 Nyala Farm Road

Westport, CT 06880

Day: (203) 221-5911

Cell: (914) 260-7951

blumentd@phibro.com

I, David Blumenthal, am the beneficial owner of 180,000 shares of common stock of NYMEX Holdings, Inc. and 2 Class A memberships in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings’ Annual Meeting of Stockholders scheduled for May 1, 2006. You are urged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings’ SEC filings, can be obtained free of charge from the SEC’s website at www.sec.gov. Copies of the proxy statement may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings, Inc.

NYMEX is facing a critical time in its history. We have been challenged on various fronts and we must make the decisions necessary to not only defend our market but to expand our businesses in ways that maximize shareholder value. Bringing GA on board has started us on a path, that among other things, will bring us to a successful IPO. This is just the first step. It is a change in ownership structure that allows some of us, should we choose, to unlock some of the value that we know to be in our ownership stakes. GA has also brought us some other strengths that we need – technological know-how, corporate governance, and finance.

We need to prepare our Company for an ever changing landscape, and our board has to have a vision in preparing a corporate business plan for the foreseeable future. We need to be responsive to the needs of all of our customers. We also need to recognize that NYMEX is in the business of providing services and products that are demanded in the market place. The best way to grow our business, is to service our customer base and to identify what their future needs will be. Our customer base includes the floor community, FCM’s, money managers, the trade (whose products we trade), other corporations as well as the individual investor. I feel that my inclusion onto the NYMEX Board of Directors will bring a perspective that represents one of these constituencies.

I have been employed at Phibro for 25 years and have seen quite an evolution of our marketplace. I have traded crude oil, oil products as well as metals in my career - both in the futures as well as the physical and derivative markets. I believe, and I am sure you will agree, that this background is needed and is essential for developing products to service the needs for our clients.

We can no longer rest on our laurels – we have the most desired brand name in our industry. We have been challenged and it is incumbent upon all of us to work together to fend off these challenges and strengthen our name and business. We have recognized the need to expand our offering in the electronic marketplace. I applaud our present management team for recognizing the importance of this arena and their dealing with the issue. In the future, we need to be proactive as well and cause our competitors to react to our initiatives.

If elected, I will continue to do my utmost to help NYMEX reach its fullest potential. I have served on both the Crude Oil Advisory Committee as well as the Petroleum Products Advisory Committee. I have worked on trade resolution disputes involving Access. I hope to bring a fresh perspective to our board and represent the views of not only the industrial users of our products but all interested parties. Now is the time for all of us to help NYMEX make the next great strides in our corporate development. If you agree, I ask you to support my candidacy for the trade slot on the NYMEX board and I look forward to working together with all our shareholders and clients in making our corporation the outstanding company we all know it can be.

You can always feel free to contact me either via email or the phone numbers listed above.

I look forward to hearing from you.

RICHARD BUCCELLATO

(212) 766-5995

Buccel@aol

I, Richard Buccellato am the beneficial owner of 180,000 shares of common stock of NYMEX Holdings, Inc. and 2 Class A memberships in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings’ Annual Meeting of Stockholders scheduled for May 1, 2006. You are urged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings’ SEC filings, can be obtained free of charge from the SEC’s website at www.sec.gov. Copies of the proxy statement may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings, Inc.

“The wind and waves are always on the side of the ablest navigators”

~-Edward Gibson

Ablest- Having the necessary means or skills and qualifications to know how to succeed.

I reference this quote to analyze and evaluate our membership and its process of electing representatives. I continue to believe that we, the ablest traders and members, have the necessary means, skills and qualifications to succeed in the face of our volatile professional environment. We are conditioned to react to a magnitude of complex transactions in seconds, minutes and days. We are programmed, hard wired to short term success resulting in emotional satisfaction and handsome monetary rewards. However, this in itself does not qualify for the ablest candidate to the board of directors …our dilemma is, as in the past, that we continue to recycle candidates with different names who share the education of similar shorter term philosophies. We then expect the results and rewards of long term solutions that are usually associated with long term progressive thinkers that are proactive, not reactive.

Many stockholders, not understanding or recognizing the limit of choice in electing past representation have been increasingly dissatisfied with the results of a reactionary board they helped create. It’s my contention that this dissatisfaction is not a cause by a lack of good will by any board member, but rather a lack of a diversified business experience for some individuals we choose to elect. Perhaps it’s the evolutionary process of our exchange that had to run its course. We are fortunate however to be the hot sector in play, that in itself negates a lot of the waste and indecision we have had to contend with. Once again, we have been given the opportunity to select a new board, and with all opportunities come responsibilities. When electing your representative, it is your responsibility to know what candidate serves you best.

The candidates we elect today will have a profound effect on our future. For me, the ablest candidate must possess the qualities of vision combined with a strong business background. Having knowledge of both our strengths and weaknesses, the ability to strategically plan and the requisite negotiating skills to form alliances, mergers and acquisitions are essential.

Planning for a public environment brings different accountability. Every board decision ultimately affects earnings to the company, positively or negatively, which is reflected through multiples to the current stock price. That sounds overly simplistic, but when you check your stock price daily, you will know, as will the entire financial community, how well we’re doing.

I have no complaints. Everyone of us has had the opportunity to run for every position on this board under its current bylaws. If some had planned ahead and made the necessary monetary sacrifices, it would have been possible. Also, now that we are in the public eye, we no longer have the right to be self-serving. We must refrain from self-ridicule through the media as it only tarnishes our good name and image, and abates our mutual potential worth to our IPO.

Everyone I’ve spoken with about the CME deal says, it’s a win/win and in reality it reaffirms our commitment to side by side trading. Besides our stock holdings, most of us have a large stake in the continued existence of our pits, so we will need a comprehensive plan to keep a viable percentage of order flow floor bound. I’ve been to some educational meetings on hand held trading technology and trading techniques and if given the fundamental tools to compete, and assuming our floor members embrace this methodology, is this actually enough? Perhaps for the first time, being second can be an advantage. We should be analyzing an in-depth study on the synergy of side by side trading on the Chicago exchanges, the NYSE and any foreign exchanges that have preceded us in this challenge. Simply, what works and what has failed for those exchanges is the blueprint to review. It’s our obligation to immediately develop a successful solution that ensures floor participation.

In order to expedite the learning curve about electronic trading, three basic rules have become apparent to me. First, most technology winds up looking and performing in an identical fashion. Second, fees are always a major factor and of course it will also play a significant roll in our industry. Lastly, and most importantly, order flow loyalty goes to liquidity. I know this through my experience in dealing with the electronic environment with one of my companies, Bucc Trading which was affiliated with E-trade Professional for 5 years.

In addition, I would be remiss not to mention other important topics to be decided by our next board. One of them being the finalization of the electronic Comex rights, which I am currently evaluating with NYMEX staff and Merrill Lynch. Please feel free to email me at buccel@aol.com, visit me at the Merc, Suite 1301 or call the office at (212) 766-5995. I welcome the opportunity to discuss any suggestions you may have.

When we launch our IPO, the company will be thrusted in a competitive public arena that must be guided by the ablest navigators. I offer my services not only as a fellow member and stockholder, but foremost as an experienced businessman, who has successfully navigated both the calm and turbulent seas of our financial arena with the necessary skills and dedication required to complete the goal of securing the title of NYMEX premiere energy and metal exchange worldwide.

Richard Buccellato
BUCC

Neil Citrone

Pioneer Futures, Inc.

One North End Ave. Ste. 1101

New York, NY 10282

Ncitrone@pioneerfutures.com

(212) 857-6914

April 10, 2006

Dear Shareholder:

My name is Neil Citrone and I am writing to you to seek your support in the upcoming board elections at Nymex. I am running for a director’s position in the FCM category.

My career began in 1987 as a point balancer. I spent the last 16 years with Pioneer Futures, Inc. where I now serve as Managing Director. In conjunction with this position I also now manage the Pioneer Division of Man Financial. I served on the Nymex board for four years (1997-2001) during which time I served several years as an executive committee member.

This is a very exciting and pivotal time for Nymex. The recent partnering with General Atlantic and the announcement of the technology deal with the CME has set the stage for the much anticipated Nymex IPO.

The work that stands before the future Nymex board is significant. As a result, the firm’s governance and decision making process must be even more effective in order to efficiently move into the future with vision and foresight which will set the Nymex on a path to the forefront of exchanges. Therefore, it is important that we elect the most qualified and dedicated individuals to the board to carry out this task.

It is with the greatest spirit of helping Nymex reach its full potential that I wish to serve as one of its directors. My understanding of the board’s process and my business experience from the FCM and trader’s perspectives, I believe makes me the person most qualified to represent you.

I would be pleased to hear from you to discuss Nymex and its future. Thank you for your consideration.

As a final administrative note, I must disclose the following. I, Neil Citrone, am the beneficial owner of 90,000 shares of common stock of NYMEX Holdings, Inc. and one Class A membership in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings’ Annual Meeting of Stockholders scheduled for May 1, 2006. You are urged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings’ SEC filings, can be obtained free of charge from the SEC’s website at www.sec.gov. Copies of the proxy statement may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings, Inc.

Yours truly,
Neil Citrone

I, Demetrios Diakolios am the beneficial owner of 0 shares of common stock of NYMEX Holdings, Inc. and 0 Class A memberships in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings’ Annual Meeting of Stockholders scheduled for May 1, 2006. You are urged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings’ SEC filings, can be obtained free of charge from the SEC’s website at www.sec.gov. Copies of the proxy statement may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings, Inc.

Demetrios Diakolios

36 East 64th Street

New York, New York 10021

917 664 1951

Dear Members,

My first exposure to what is now the NYMEX (Comex) goes all the way back to 1986 when I was trading gold and silver options for Credit Suisse First Boston FT, a firm based out of Geneva, Switzerland. I made markets in precious metals and currency options for five years. In 1991 at the start of the first Gulf War, I was recruited by the Louis Dreyfus Group of companies to trade energy derivatives for them. I spent close to twelve years at LD and I was exposed to all aspects of the energy supply chain. In my first few years at the firm I was running the hedging program at the Wilhelm shaven Refinery in Germany. This entailed hedging both the supply cost exposures and managing the refineries profits by using the NYMEX to sell forward cracks. In addition to this function I oversaw a marketing program that provided forward fixed price contracts to a variety of end users including airlines and shipping companies.

Upon my return to the US in late 1993 I began trading Natural Gas. Louis Dreyfus was a pioneer in the use of the forward markets to lock in enterprise value by buying reserves and selling the natural gas forward for as many as ten years. I managed the firms’ exposures in the forward markets and was an integral part of Louis Dreyfus Natural Gas (NYSE: LD) corporate risk program. This public part of the group was eventually sold to Dominion Energy for 2.3 Billion USD. In the meantime LD had entered into a groundbreaking partnership with Duke Power to form the first joint venture between a trading house and a generating company. It was at this point that I was responsible for not only natural gas derivatives trading but also some of the nascent electricity derivatives trading. I held this role for two years until Duke bought the Louis Dreyfus’s stake in the joint venture due to their impending merger with Pan Energy.

Having been one of the seven employees that LD kept after the sale I became part of the newly formed proprietary trading group. I was one of the most active traders of deferred energy contracts on the NYMEX. In addition to this role I was spearheading an effort to help monetize the investment the group had in the German refinery. This brought me in personal contact with Chancellor Gerhard Schroeder of Germany and Prince Saud Bin Faisal the Foreign Minister of Saudi Arabia. I have traveled to the Middle East on many occasions and I know that the countries there will continue to play an ever-increasing role in energy trading.

I left the Louis Dreyfus Group in the spring of 2003 to join Caxton Associates where I managed a large portfolio of energy investments. Seeing the great opportunity that the increasing energy prices presented I left Caxton and joined an exploration company with very large and promising positions in onshore US properties. I have entered into joint ventures with Constellation Energy and Halliburton to help me develop these assets.

I have been a member of the Natural Gas Advisory Committee of the NYMEX for many years and for the last eight months I have also served as a public director on the Adjudication Committee of the NYMEX. Recently I have also been consulting the US Air Force at the Pentagon on their energy exposures and how they can mitigate them.

I am honored to be a candidate for the position of a Public Member of the board of the New York Mercantile Exchange. As a customer of the exchange for the past fifteen years I have seen the exchange grow into the most influential commodities exchange in the world. This was accomplished by several factors, but the most important element to this success is you the members and the people that represent you in the pits. The ability to make markets and provide liquidity is the first and foremost function of any exchange. At this you have all excelled. It is not an accident that the value of the NYMEX is many times that of the IPE when it was sold. The IPE lacked what the NYMEX has, the willingness and the desire to warehouse risk and lay it off in the most efficient manner. The locals on the floor of the IPE were nowhere near the caliber of those on the NYMEX. This ability to take on risk is what will keep the open outcry system the preferred method of trading commodities. This is not to say that there is no place for electronic trading, there is. But its place is side by side with the open outcry system. Yes the first two contracts will probably be dominated by electronic execution but there will always be customers that want and need that voice on the phone to provide them with the color and feel of the markets that a simple screen can’t. It is the trading of the rest of the curve that the NYMEX is best at and will show it’s true value. One only has to look at the Eurodollar pit to see how this is possible. A savvy floor trader can ascertain the value of red dec/blue dec faster than any computer.

I now have a private oil and gas exploration company and I feel it is in my best interest that this proven system of risk transfer for streams of commodity exposures stays viable. This is not to say that the NYMEX should stagnate. There are many new contracts that can be listed and new services that can be provided to the customers. We have all witnessed the great success that the clearing functions provided by the exchange has been. The NYMEX needs to build on its strength and progress with the times. There are many perceived and real threats out there, but there are none that a proactive board cannot over come. After many years in the business I feel that I have some insight into what the customers of the exchange need and want from it. I would like to do my part helping the exchange thrive.

Many members fear that we are near the end of the open outcry system. There is no need to panic, if the exchange is good at what it does best, which I know it is, it will not only survive but it will most definitely prosper. There is no better place to transfer risk than the NYMEX, let’s keep it that way.

Elect me to your board and I will do my best to achieve this outcome.

Regards,
Demetri

MELVYN J. FALIS

120 WALL STREET

NEW YORK, NEW YORK 10005

April 10, 2006

Dear NYMEX Shareholder,

I presently serve as a Public Director on the Board of Directors of NYMEX and seek re-election in that capacity.

For more than 25 years, I have been closely dedicated to the NYMEX community. I previously served as General Counsel of NYMEX and was a principal author of the Heating Oil Contract. In that capacity, I met in person with each of the Commissioners of the CFTC to assure that NYMEX and its members be given the opportunity to achieve that historic breakthrough in the oil industry. Prior to serving as NYMEX’s General Counsel, I was commodities and securities counsel for one of the largest Futures Commission Merchants and Trade Houses in the world. In that capacity I coordinated the Company’s business development plans in Latin America, Europe and Asia. I appeared before the House and Senate with respect to changes in business outlook and commented on various business proposals offered by Congress on both commodities and securities. I previously served as a Public Director on the New York Futures Exchange (NYFE) and presently am a Public Director on the Board of Directors of the Commodity Floor Brokers and Traders Association (CFBTA).

As a Director on NYMEX, I am Chairman of the Corporate Governance Committee and a member of the Audit, Clearing & Compensation Committees.

NYMEX must have the foresight to contend with an industry that is changing dramatically and will continue to do so in the foreseeable future. Keeping pace with other Exchanges is simply not enough. It requires set goals and a most vigorous and unrelenting effort. I will continue with that effort should you reelect me to the Board.

Sincerely,

Mel

I, Melvyn J. Falis, am not the beneficial owner of 0 shares of common stock of NYMEX Holdings, Inc. and 0 Class A memberships in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings’ Annual Meeting of Stockholders scheduled for May 1, 2006. You are urged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings’ SEC filings, can be obtained free of charge from the SEC’s website at www.sec.gov. Copies of the proxy statement may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings, Inc.

Stephen L. Forman

Dear Fellow NYMEX Member:

My name is Stephen Forman and I am running as an incumbent in the Trade category. I have served as a board member since 2002. I am a Senior Vice President of Prudential Financial Derivatives. I am also a member of the board of the Dubai Mercantile Exchange, the joint venture between the NYMEX and TATWEER (a Dubai Government corporation) to create the first Middle East electronic derivatives exchange, a very exciting venture that will be innovative and create tremendous shareholder value and world interest.

I have been in the commodity business since 1974 and have had the opportunity to work through most of the operational ranks as well as the trading side of the business, on and off the floor, and throughout this time developed first-hand detailed working knowledge of our community.

In addition, throughout these many years to present day I remain involved in various exchange committees and philanthropic organizations benefiting children.

I am a person with passion and conviction and as many know, if I have something to say, I say it, even contrary to popular opinion.

There are several cornerstones of our foundation that create the solid structure we have. The FCM/Clearing Member community is the cornerstone of our credit mediation powerhouse. Our Floor community cornerstone creates transparency and price discovery in our marketplace. Our Trade cornerstone is the strength of our marketplace activity as the mitigation of risk transpires. Our Equity holder cornerstone represents further strength, liquidity and vision in our community.

The challenges that NYMEX faces today are exciting. The competitive landscape from other marketplaces, traditional open outcry, electronic trading, efficiencies in processing small orders, strong-reliable IT systems and distribution of our products are just some of these challenges.

“The devil is in the details” as we know it. I pay attention to details. Shareholder value is a term that is extremely important. To achieve it we have to continue to think smarter about strategic alliances, efficiencies in processes and cost reductions to name a few. It takes people who can multi-task, who have a broad range of experience to make valued contributions. Again, thinking smarter and not reinventing the wheel will bring greater strength to our organization.

The welcome of General Atlantic (GA) is a breath of fresh air for us. The shroud of us working in a vacuum is over. Our private community is about to open up and show the world the true premier marketplace that we are, with steadfast corporate and self-regulatory governance. With 73% of the 816 votes cast, 95% said “YES” to the GA acquisition. Again, strategic alliances will bring shareholder value and economics of scale for all of us.

I have been honored to serve on the board for all these years and if re-elected, will continue to work hard for the continued success of our shareholders and the value our organization brings to the world.

I, Stephen L. Forman am the beneficial owner of 180,000 shares of common stock of NYMEX Holdings, Inc. and 2 Class A memberships in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings’ Annual Meeting of Stockholders scheduled for May 1, 2006. You are urged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings’ SEC filings, can be obtained free of charge from the SEC’s website at www.sec.gov. Copies of the proxy statement may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings, Inc.

Anthony George Gero (ANT)

Dear Fellow NYMEX Members:

My name is Anthony George Gero (ANT) and I am asking for your support in the upcoming NYMEX Board of Directors’ elections. I am a candidate for re-election in the Trade House category. I ask for your vote because of my:

.Experience with industry as well as floor issues. In my role as Senior Conferring Member of RBC Capital Markets, my responsibilities cover a gamut of contracts, energy and metals. I understand and respect the needs of the trade and the role of the broker. I started as a floor broker, became a trader many years later, and wrote a textbook in 1984. I know NYMEX firsthand, having served on countless committees, Finance, Clearing, Business Conduct, Corporate Governance, Options, Floor, Petroleum Delivery, New Contracts, Long-term Planning, and Metals. I also have experience in crisis situations at the exchange, most notably, September 11th.

.Respect for the role of the “floor” and the functions “locals” play in providing risk management opportunities for the industry. Stepped up product development and innovation are most important. As Chairman of the Commodity Floor Brokers and Traders Assn., I keep abreast of legislative issues that affect our system of trading.

.Dedication to the exchange. I have been a NYMEX member since 1966, and have served on its board for 30 years. I served as an executive committee member and also as treasurer for many of those years.

I am seeking your vote because of our concern for the exchanges’ future and our memberships. We must decide how to best compete in an increasingly competitive world. I would be honored to again serve on the NYMEX board. If elected, I will take my responsibilities seriously, working tirelessly to ensure that the industries’ and investors’ needs are met. Please consider me when casting your vote in May. If you have any questions or concerns, please call me at 212 703-8230.

Sincerely,

Anthony George Gero (ANT)

I, Anthony George Gero, am the beneficial owner of 180,000 shares of common stock of NYMEX Holdings, Inc. and 2 Class A memberships in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings’ Annual Meeting of Stockholders scheduled for May 1, 2006. You are urged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings’ SEC filings, can be obtained free of charge from the SEC’s website at www.sec.gov. Copies of the proxy statement may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings, Inc.

Thomas W. Gordon

(TIGR)

I, Thomas W. Gordon_ am the beneficial owner of 90000_ shares of common stock of NYMEX Holdings, Inc. and 1_ Class A memberships in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings’ Annual Meeting of Stockholders scheduled for May 1, 2006. You are urged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings’ SEC filings, can be obtained free of charge from the SEC’s website at www.sec.gov. Copies of the proxy statement may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings, Inc.

Dear Shareholders,

For at least a decade I have wrestled with running for the NYMEX BOD. . I have been approached by others who prodded me to do so but I couldn’t see how I could dedicate myself to doing so when my children where young and I resided over two hours away. During that time I become a member of the Finance committee and learned intimately the inner workings of the exchange. There is a saying,” That if you want to know what’s going on, follow the money”. I was appointed to several subcommittees of the Finance committee; the Ticker Fee subcommittee and the Investment subcommittee. It was here that I learned how to ask the hard questions without alienating those involved. This is no easy task since few things make people more emotional than money. I also currently serve on the Adjudication and Floor committee as a Ring Chairman. In past decades I have served on many subcommittees as well as the Local Advisory, Facilities and Settlement committees.

Currently we are facing an evolution unparalleled in NYMEX’s history. Never have we faced as many critical issues that need to be addressed astutely without the luxury of time. In the past few months we have watched with trepidation the inroads that ICE quickly made with an electronically traded WTI contract and the announcement that due to this success that they would list other look-a-like contracts aimed at taking away volume from NYMEX contracts. The overwhelming approval by our members of the GA deal and the coup of the recent alliance with the CME have arrested the momentum that seemed to be gaining daily against our interests. The war is far from over and we can be sure ICE will come back at us as will other entities.

In 1980 I came to the floor when I was nineteen for a summer job and never left. I have worked for several brokerage firms in the capacity of runner, phone clerk, associated person, discretionary trader, floor broker, supervisor and analyst. I became a floor broker twenty three years ago just days after Crude Oil trading commenced. A year or so later I became an employee of Bay Area Petroleum. I soon become Vice President and partner helping to build the company into one of the premier firms on the Nymex with forty employees. After six years I sold my interests in Bay Area years and become a local trader in December of 1990. In my twenty six years on the floor I have personally dealt with almost all constituencies that converge at NYMEX, from the oil companies, managed funds, trade firms, FCM’s, locals and independent traders.

My twenty six years of experience is only part of what I bring. I often trade over five thousand round turns or ten thousand outright contracts a day. Even after twenty three years of trading I still spend an hour or more a day, seven days a week researching the markets looking for answers. I promise to all of you I will put the same intensity and ethics into the office that I put into my floor trading. Serving on the board will become my first priority, trading will become my second. I will research far and wide to be totally prepared to serve. I will listen to all who wish to talk to me. I have learned that ides and answers often come in unexpected ways, to dismiss anyone or anything would potentially mean discarding a vital piece of information or idea that is essential to governing effectively. My number and e-mail are listed on this letter and I hope you use them.

The tenacity, focus, and ethical demeanor I exhibit when floor trading is indicative of the energy you can expect. Ask yourselves who do you want to watch and protect your interests? Who will ask the hard questions and do so effectively? Who do you trust? Who will vote against their own interests for the good of the institution? Given the recent five million dollar valuation of the seat, who would you give a like amount of money to trade to? If you don’t know me well ask others who do. Then decide. You won’t be disappointed.

Sincerely yours,

Tom Gordon (TIGR) thomasgordon@ix.netcom.com 914 924 1598

David Greenberg

DGRE

AT-LARGE

Dgreenberg22@hotmail.com

Dear Fellow Shareholder:

I would like to start by thanking you for giving me the opportunity to serve on the board during the most momentous period in NYMEX history – a six-year period that encompassed immediate business recovery from the September 11 catastrophe; providing a safe haven for the energy industry in the face of the Enron collapse; introducing off-exchange clearing (NYMEX ClearPort), the most innovative and successful new line of business at any exchange in at least 15 years; and converting to a demutualized company and positioning the Exchange for the private equity purchase by General Atlantic.

I took my responsibility to serve you seriously and, at times that meant going against the tide to take a stand for those things I knew to be the right business decisions. I never allowed others to intimidate me, particularly when it came to issues of fiscal responsibility; I was always willing to stand independently in the face of the mass mentality.

This is because from day one I took the same commercial approach to running the Exchange as I do to running my own business. My business experience also provided me with the advantage of being able to take a longer-term and more multi-faceted view of the challenges we faced.

I have been the President of Sterling Commodities since 1996 and have been fortunate to expand our business through our activity on the Merc over the years. We are grateful to the Exchange for the opportunities it has provided to me and my family, which owns seven seats on the NYMEX Division of the Exchange and six seats on the COMEX Division.

In addition to my role heading one of the Exchange’s major FCMs, I have been a local for the last 19 years, giving me a broad perspective on the shareholder constituency that very few – if any — can claim. This is an even greater advantage that I can offer in representation on a reduced board.

I am also a member of the New York Board of Trade and a director of the Commodity Floor Brokers and Trader Association and Futures & Options for Kids. I also serve as Chairman of the Security Committee; Vice Chairman of the Locals Advisory, Electronic Trading Advisory, Marketing, and Corporate Governance Committees; and Co-Chairman of the International Advisory Committee. I have been vigorous in taking a lead in pursuing European marketing for NYMEX ClearPort and look forward to the development of prospects for future growth in Europe, Asia, and Russia.

My commercial approach to board service is evident in the support of my candidacy from the incoming Chairman Richard Schaeffer. After so many years of working towards the goal of treating the Exchange like a business, I am enthusiastic about the opportunity to witness the Exchange evolve into a true business and the chance to contribute my professional expertise and shareholder community knowledge to establishing a strong foundation and ensuring a successful transition into a public company.

David D Greenberg President: Sterling 212-822-7100 212-822-7101 fax

I, David Greenberg am the beneficial owner of 90,000 shares of common stock of NYMEX Holdings, Inc. and one Class A memberships in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings’ Annual Meeting of Stockholders scheduled for May 1, 2006. You are urged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings’ SEC filings, can be obtained free of charge from the SEC’s website at www.sec.gov. Copies of the proxy statement may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings, Inc.

E. Bulkeley Griswold

April 10, 2006

Dear Member:

My name is Buck Griswold and I am seeking reelection as a Public Director of the New York Mercantile Exchange. Since 1996, I have been associated with NYMEX as a public representative of the Board of Directors. While on the Board, I have served as the Chairman of the Audit Committee from 1998 to the present and I am also a member of both the Compensation and the Corporate Governance Committees. During the past year, I was a member of the Banking and Investment Committee which was formed to evaluate the private equity offerings related to the recently completed 10% purchase of the NYMEX equity for $160 million by General Atlantic. Over the past ten years my total regular board meeting attendance has been 98%.

Since the beginning of 2000, the NYMEX has made remarkable progress. Revenues have increased from $131 million to $347 million as of December 31, 2005. Pre tax results have risen from a loss of $6.0 million to a profit of $131 million, with individual seat values increasing from a low of $550 thousand in 2000 to over $5 million in April 2006.

During the past decade I have worked closely with the chief financial officers at NYMEX, the independent accounting firms representing the Exchange and, more recently, the various professionals assisting us in the ongoing financial controls and policies related to the Sarbanes Oxley legislation. These relationships will be important going forward as NYMEX deals with the expansion of a changing global futures and options trading platform. Further, as the NYMEX plans and hopefully initiates a public sale and listing of its equity, a continued strong relationship between the independent directors, management and the present and future shareholders will be most important.

My ten years’ board experience, whereby I expanded my knowledge of NYMEX’s trading and clearing operations, along with the forty-five years I have spent in various investment management and finance positions at the Travelers, Phoenix Mutual and General Electric will be beneficial, if I am elected, in making good decisions going forward. I’d be most honored if you would support my continuing service as a Public Director of NYMEX for the coming year. Thank you for your consideration.

Sincerely,

E. Bulkeley Griswold

I, E. Bulkeley Griswold am the beneficial owner of 0 shares of common stock of NYMEX Holdings, Inc. and 0 Class A memberships in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings’ Annual Meeting of Stockholders schedule for May 1, 2006. You are urged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement as well as all of NYMEX Holdings’ SEC filings, can be obtained free of charge from the SEC’s website at www.sec.gov. Copies of the proxy statement may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings, Inc.

HARVEY GRALLA/ABBA

I am the elected incumbent running for a position on the board in the category of equity holder. I strongly feel that as an experienced board member, floor trader and off the floor trader, I can contribute to the ongoing success of NYMEX.

This past year was a most testing year and the plethora of issues that the board members had to deal with are showing very positive results.

I am proud to be part of the accomplishments that have been achieved for the shareholders of the Nymex: successful placement of 10% with GA and record profits. Since my election to the board in 2005, shareholders seat values have increased from $1,822,500 to 4,900,000. During the past 14 months I have supported the Nymex paying out dividends to each individual member in excess of $140,000. Inaddition, we have positioned ourselves to doing an IPO in 2006 .

We have just approved an agreement with the Chicago Mercantile Exchange [ CME ] to list our energy products on the CME’s state-of-the art Globex platform. This will catapult us past our competition in the electronic trading arena.

I personally feel that we at the Nymex must stay alert, retool our business model and compete aggressively with the other exchanges who might challenge us in the future.

As in the past year, I will continue to make myself available at any time, on any day, to the equity holders, floor brokers and off the floor members. I know that I can be sensitive to the business needs of the entire NYMEX membership. I strongly feel that the membership must have complete trust in its board and be fully informed of all ongoing exchange issues for us to be an effective organization.

I am very humbled by the support of the many members who have committed themselves to vote for me. If re-elected, I hereby commit myself to earn your continued support and trust on a daily basis.

I, Harvey Gralla am the beneficial owner of 90,000 shares of common stock of NYMEX Holdings, Inc. and 1 Class A membership in the New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filled with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to Nymex Holdings’ Annual Meeting of Stockholders scheduled for May 1, 2006. You are encouraged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings’ SEC filings, can be obtained free of charge from the SEC’s website at www.sec.gov. Copies may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holding

Scott Hess

401 East 84th Street #25A

New York, NY 10028

212-734-4548

shess@nymex.com

Dear Fellow New York Mercantile Exchange Member,

During the nine years I have been honored to serve you on the Board of Directors of the Exchange, we have experienced a great deal of change: We’ve seen huge gains in international exposure, a reconfiguration of the entire NYMEX corporate structure, a crucial alliance with the Chicago Mercantile Exchange, and exponential increases in shareholder value! The ways we have adapted to new market conditions have allowed us not only to weather the storms, but thrive.

I am confident we will grow even stronger in light of the considerable challenges we face today. But in looking to shape NYMEX into something that makes sense for shareholders like you and me, we need not only adaptability, but independence, experience and vision.

That’s why I am asking for your support in reelecting me to the Board of Directors. Since 1997, I have worked diligently to ensure that we expand the Exchange’s business base in a way that benefits all of us. We share the same concerns over shareholder value — NYMEX is my livelihood and major asset, too. I was instrumental in implementing the agreement that guarantees shareholders’ rights and safeguards our assets with respect to the General Atlantic transaction. The comments and feedback you have brought to me have been put to very active use in shaping and adjusting the Exchange’s business approaches.

Since the beginning, I have been a very active board member. I am attaching a summary of my work to this letter for your review. You will immediately notice that the bulk of my professional activities for more than 20 years has directly related to bettering and promoting this institution.

One look at the escalating total value shows that there is a great deal of confidence in NYMEX’s ability to be the future of the energy and metals marketplace. With your support, I can keep fighting to make sure that these gains benefit the shareholders of this organization.

I pride myself on being a major link between the floor community, NYMEX management, and you, the shareholders. It is imperative that we move expeditiously towards an IPO. Your feedback on this and other matters is essential, so please do not hesitate to contact me with any questions or concerns.

Thank you for your consideration.

Sincerely,

Scott Hess

NOTE FOR COMPLIANCE WITH SEC PROXY SOLICITATION RULES: I, Scott Hess, am the beneficial owner of 90,000 shares of common stock of NYMEX Holdings, Inc. and 1 Class A membership in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings Annual Meeting of Stockholders scheduled for May 1, 2006. You are urged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings’ SEC filings, can be obtained free of charge from the SEC website at www.sec.gov. Copies of the proxy statement may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings, Inc.

401 East 84th Street #25A New York, NY 10028	Mobile: 917-204-8208 Home: 212-734-4548 Office: 212-299-2290, 212-590-1597 Email: shess@nymex.com, shess32@aol.com

Scott Hess

EXPERIENCE

Corporate Boards/Committees

•        NYMEX Board of Directors: 1997-Present

•        Executive Committee Member: Selected by fellow NYMEX board members to decide operational matters, make recommendations to board (2003-present).

•        Dubai Mercantile Exchange Board of Directors: 2005-present (founding member).

•        COMEX Governors Committee: 2001-2002.

•        Chairman or Vice Chairman of NYMEX committees, including floor, government relations, settlement, marketing, training and education, finance, electronic trading review, and advisories for options, international issues, metals, coal, electricity, and propane (various years, from 1997-present).

•        Active member of NYMEX committees, including facilities, appeals, compliance review, e-miNY, and charitable foundation (1986-present).

•        Director of the Commodity Floor Brokers and Traders Association (CFBTA): 1998 - present.

Business Development

•        Twenty-three years as a NYMEX floor trader (heating oil and platinum), seat holder since 1986. Partner and co-founder of G&H Commodities, established in 1985.

•        Consultant for development of energy hedge fund at M.D. Sass Associates (2005).

•        Spearheaded Dubai Mercantile Exchange, a joint venture with NYMEX, in 2004.

•        Negotiator/liaison on NYMEX/Singapore Futures Exchange (SGX) project (2002-2004) and NYMEX/Shanghai Futures Exchange project (2003).

•        Developed NYMEX electricity contract (1999) and coal contract (2001).

Corporate Training and Development/Academia

•        Lead simulated trading events for various universities and concerns around the world, from U.S. Congressional aides to Rice University students (1997-present).

•        Act as liaison with Columbia University’s International Energy Management and Policy program. Direct and instruct “Petroleum Trading and Markets” course (2003-present).

•        Acted as liaison between staff and floor community for Trade Management System (TMS), resulting in successful rollout of software (2005).

Marketing/Corporate Relations

•        Government Relations Committee member: Selected by Chairman and Senior Vice President of Internal Affairs to act as liaison between elected officials, e.g., U.S. representatives and senators, and NYMEX (2000-present).

•        Political Action Committee member: Decide allocations of PAC money; raise money for PAC from exchange members (2000-present).

•        Actively represent NYMEX metals and oil interests at conferences and meetings around the world (1997-present).

EDUCATION	1980-1983 Pace University New York, NY • Master’s of Business Administration, concentration in marketing 1975-1979 Montclair State University Montclair, NJ • B.S., Business Administration

INTERESTS	Running (finished NY Marathon six times), hiking, camping, snowboarding, reading, travel.

David Lazarus

900 Palisade Avenue, 12M

Fort Lee, NJ 07024

I, David Lazarus, am the beneficial owner of 720,000 shares of common stock of NYMEX Holdings, Inc. and 8 Class A memberships in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings’ Annual Meeting of Stockholders scheduled for May 1, 2006. You are urged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings’ SEC filings, can be obtained free of charge from the SEC’s website at www.sec.gov. Copies of the proxy statement may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings, Inc.

Dear NYMEX Shareholders:

You gave me a mandate when you appointed me to your board as your equity representative to protect your investment. I went further and increased the value of your trading rights.

It was my idea for a special dividend last year for 81.6 million. I pushed for a second special dividend of 30 million and insisted that the entire amount was ours and not to set aside 2.5 million for GA. GA finally agreed and you received the full amount. Certain core rights I had moved to the 75% majority category. I had a provision added to the proxy limiting an entity to a maximum of 10% ownership of our stock except for GA. It took me three meetings and two board votes to finally approve that the net revenue from Electronic Eminy Traders on the floor go to you the trading right owners. For the past several months I negotiated with GA and finally got us 10% of the Gross revenue for every core product that is traded on the floor. This amount goes directly to you if and when 90% of the volume of each product trades electronically. This provision guarantees us a value for our trading right which one day will make this right worth more then the seat you owned.

Last January I emailed every board member with a message to GA that I could no longer support the sale of 10% of our equity for 135 million. To get my support I would need an amount above 150 million. As you know GA increased their offer another 25 million plus a 10 million kicker if we IPO this year with a value of 2 billion.

Now it is time we get back to business. I am tired of seeing us have to react everytime our competition does something against us. We need to take the lead and force our competitors to react to moves we make first. We are under attack from other exchanges. I think it’s time we set aside our differences, unite, come together and protect our franchise.

We cannot take on everyone ourselves. We need to make alliances and look into doing mergers and acquisitions. To do this we must move forward with an IPO ASAP so that we have the currency to do the above.

We are breaking records in volume, open interest and profitability. We need to get this information out to the public. The street needs to know our exchange is healthy and strong. I have an investment in this exchange that is as great as yours. I am keeping this investment and if you do the same you will be very pleased with the results to come.

I have all of your interests at heart. We are now all shareholders. Help me to help your interest in NYMEX grow by voting me onto the board so I can continue my work for you.

Respectfully yours,

David Lazarus

MICHAEL McCALLION

Michael McCallion, a member of the Board of Directors of NYMEX, has announced that he has made a career decision to move from the local position to run as an equity holder in the upcoming election. An active floor trader for 25 years in the pits, Mr. McCallion explained, “My decision to become an equity holder will afford me more time to concentrate on the growing needs of the Exchange. We must protect the open outcry system, continue to develop our ability to embrace the world electronically and oversee our transition through the initial public offering.”

According to McCallion, continuity of leadership at this time is imperative to ensure shareholder value, continuing growth, increased market share and a successful progression of the common interests and goals of the Exchange. As an incumbent Board member, McCallion has helped to complete a number of beneficial business alliances, among them Globex, General Atlantic and other international initiatives, while maintaining the liquidity of the open outcry system. These strategies form the basis for NYMEX’s future physical expansion and financial growth.

As a result of McCallion’s leadership on the Project Management Committee, the Exchange has achieved substantial growth benefits. His fair-mindedness and equal treatment of all in the Exchange community has been consistently demonstrated through his service as chairman of the Arbitration Committee, Vice-Chair of the Facilities Committee and as a long-standing contributor to the Membership Committee.

Through his dedicated service, McCallion has been a proven champion for NYMEX’s growth and success. His unwavering commitment to his fellow shareholders and to the successful future of the Exchange will continue with his reelection to the Board of Directors, which has guided the prosperity of the Exchange.

I, Michael McCallion, am the beneficial owner of 90,000 shares of common stock of NYMEX Holdings, Inc. and 1 Class A memberships in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings’ Annual Meeting of Stockholders scheduled for May 1, 2006. You are urged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings’ SEC filings, can be obtained free of charge from the SEC’s website at www.sec.gov. Copies of the proxy statement may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings, Inc.

MICHAEL McCALLION

April 14, 2006

Dear Fellow Shareholders,

Two years ago, I asked for your vote to obtain a seat on the Board of Directors. Because of your support, I have been a member of the NYMEX leadership that has ushered in record-breaking growth and prosperity. My commitment to you and to the Exchange is stronger than ever. That is why I have made the decision to move from the local position to run as an equity holder in the upcoming election.

Now, more than ever, continuity of leadership is of utmost importance to ensure the future of open outcry trading, enhance shareholder value, continue growth and increase market share. The equity holder position will allow me more time to best utilize my 25 years of experience and concentrate my efforts to respond to the ever-growing needs of the Exchange.

We are poised on the threshold of explosive international growth due to the development and introduction of 127 new Clearport products, access to the distribution channel from our Globex partnership, and the formation of new world crude markers. But there is more work to be done, including overseeing our transition through the initial public offering. The IPO will provide us with the needed currency to pursue business opportunities necessary to enhance and sustain NYMEX’s premier position as the leader in the energy community.

With the completion of the GA transaction, it is vital that we maintain the strategic vision, profitability and growth of the Exchange that I have been honored to serve. Your continued support will ensure leadership consistency and devoted shareholder representation for the future. I appreciate your confidence and vote as we look forward to the continued success of NYMEX.

Best regards,

Michael McCallion NYMEX Board of Directors

I, Michael McCallion, am the beneficial owner of 90,000 shares of common stock of NYMEX Holdings, Inc. and 1 Class A memberships in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings’ Annual Meeting of Stockholders scheduled for May 1, 2006. You are urged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings’ SEC filings, can be obtained free of charge from the SEC’s website at www.sec.gov. Copies of the proxy statement may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings, Inc.

John Lawrence McNamara - JLMC

McNamara Options

jmcnamara@nymex.com

Floor: 212-590-4118

Cell:    347-992-3167

My name is John Lawrence McNamara and it has been my pleasure to serve on the NYMEX Board of Directors for the past 5 years. I am currently running for reelection under the category of Floor Broker. I along with my two brothers run a large floor brokerage company. We each own our own seat and as such have a huge financial commitment to the exchange. I am dedicated to the growth of that asset and believe it can be accomplished through the integration of electronic side-by-side trading along with electronic order routing, handheld technology and straight through processing. These developments, I believe, will ensure a robust, vibrant and competitive Open-Outcry market as we access many sources of liquidity.

•	As Chairman of the Options Advisory Committee I have successfully introduced several new and innovative products such as Calendar Spread Options, Average Price Options, European Style Options and PJM Options. These coupled with Crack Spread Options marks NYMEX as the only major exchange that has successfully introduced Exotic Style Options to compliment our existing standard American Style Options. As a result, energy options volume has soared from 15 million contracts to 26 million in a period of five years. This increase in options volume serves to expand the need for underlying futures. I have an aggressive agenda for 2006 where I plan to introduce RBOB Options, One-day Options, Basis Options, and Swaptions to name but a few.

•	During my tenure on the Board I’ve had the opportunity to both develop and expand electronic handheld trading in an environment where currently 90% of our market makers trade electronically. This work will provide a foundation to expand electronic trading to all of our rings. In conjunction with this, I intend to improve electronic order routing with the introductions of new and proven technologies. This, along with straight through processing, will greatly reduce the cost of doing business on NYMEX and greatly enhance overall volume.

•	I have been an active member of our e-miNY Committee from its inception and am proud of the growth of these electronic contracts. I am also excited by the prospects of our new relationship with the CME and look forward to the development of side-by-side trading of our big contracts which will vastly expand our global penetration

•	I have been elected by our NYMEX Board to serve on the Board of the Dubai Mercantile Exchange. This partnership with the Dubai government will promote the expansion of NYMEX trading in new regions of the world. The expansion of these product lines will usher in an era of round the clock global trading of NYMEX products and enormously increase our volume.

Throughout my long history with the NYMEX we have successfully faced many challenges together and have experienced remarkable growth in volume, global market penetration and asset value. I ask for the opportunity to continue to serve on the Board of the Exchange as we go forth to meet new challenges and create new opportunities.

Respectfully,

John Lawrence McNamara
JLMC

I, John Lawrence McNamara am the beneficial owner of 90,000 shares of common stock of the NYMEX Holdings, Inc. and 1 Class A memberships in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holding prior to NYMEX Holdings’ Annual Meeting of Stockholders scheduled for May 1, 2006. You are urged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings’ SEC filings, can be obtained free of charge from the SEC’s website at www.sec.gov. Copies of the proxy statement may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings, Inc.

DANIEL RAPPAPORT

Dear Fellow Shareholder,

My name is Daniel Rappaport. I am a candidate for the Board of Directors of NYMEX in the Equity Holder category. I served as Chairman of the Board/CEO of NYMEX from 1993 through March, 2001. I served as Vice-Chairman from 1992 to 1993. I was first elected to the Board in 1986 and became a member of NYMEX in 1981.

During my tenure as Chairman, NYMEX planned and successfully executed on several strategically significant initiatives that remain a critical part of the financial success that we currently enjoy. In 1994 we completed a merger deal with COMEX, the world’s largest precious metals exchange. The merger with COMEX doubled the amount of the financial assistance that we received from NYC and NYS toward the construction of our new corporate headquarters. Revenues from COMEX transactions continue to contribute to our bottom line.

In 1997 we completed the development and construction of the Exchange’s new 500,000 square foot office and trading facility at One North End Avenue. The project was completed on time and under budget.

In 1999 the Board and I led the Exchange’s successful initiative to convert from a not-for-profit corporation to a for profit entity. That conversion created the structural framework that split the NYMEX seat into two separate investment interests; a trading right and stock in NYMEX Holdings. That process also placed the right to vote definitively with the owners of seats. Immediately after the conversion to for profit, we created the new Equity Holder class of Board Member and added three Equity Holder Representatives to the Board. Many of the new voting owners were able to purchase their seats with the help of the Seat Financing Program that the Board approved during my tenure as Chairman.

During my tenure as Chairman, I was appointed by the U.S. Secretary of Energy to serve as a member of the National Petroleum Council (NPC), I served as a member of the U.S. Commodity Futures Trading Commission (CFTC) Global Markets Advisory Committee, as a Board member of the Futures Industry Institute and as a Trustee on the Board of Trustees of New York Law School.

In recognition of my service to the community, I was honored as Man of The Year by the children’ charity Future’s And Options For Kids, I received the Ellis Island Medal Of Honor as well as the Distinguished Service Award from the 100 Year Association of New York.

I am a graduate of New York Law School. I have an MBA from Baruch College and I am a graduate of Syracuse University.

I currently serve as the Managing Partner of a fund of funds.

My campaign platform for NYMEX is simple: Maximize shareholder value. I am pleased with our new partner, General Atlantic. I think that General Atlantic brings a lot to the table, including strong technological expertise and broad deal making experience. I am very much in favor and I believe that we can plan and execute an IPO before the end of this year. I am in favor of side-by-side trading. We have to give the market place what it wants, in the format that it wants it, otherwise we run the risk of losing the franchise. This energy franchise is ours. We created it and we have to be committed to remain at its forefront no matter how the marketplace evolves. Having said that, I believe that open outcry adds value. The depth of liquidity that our floor community creates is unique and distinguishes us from every other energy market. We must make every effort to permit our customers to efficiently enjoy the benefits of the depth of liquidity that our floor community provides. If we can be successful at that, no one will be able to replicate our market position.

I look forward to the opportunity to participate in Exchange as a member of the Board. I believe that as a result of my experience and perspective I can make a meaningful contribution at this critical phase of the continued growth and expansion of the franchise that we created.

I respectfully request and would appreciate your support.

Daniel Rappaport

I, Daniel Rappaport am the beneficial owner of 180,000 shares of common stock of NYMEX Holdings, Inc. and two Class A memberships in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings’ Annual Meeting of Stockholders scheduled for May 1, 2006. You are urged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings’ SEC filings, can be obtained free of charge from the SEC’s website at www.sec.gov. Copies of the proxy statement may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings, Inc.

Gary Rizzi (RAZZ)

April 12, 2006

Corporate Secretary-Nymex Board of Directors

Dear Fellow Shareholder,

I have been a Nymex member for 23 years, and I ask for your support for reelection to the Board of Directors in the FCM category. I am a vice president of A.G. Edwards, Inc., and have been with the firm for 25 years. I represent my firm by holding 2 seats on Nymex, as well as seats on Comex and Nybot. I have been the FCM representative to the Board for the last 11 years.

I have tried to represent all members/shareholders through my Board service in bringing forth and supporting initiatives which benefit all of us. I have served under 3 different chairmen and have been chosen by fellow Board members to serve on the Executive Committee for the last 6 years. Dan Rappaport, Vin Viola, and Mitch Steinhause have all stated that I am the hardest working member of the Board; attentive to detail and involved in all issues. I have chaired or served on nearly every Nymex committee. In my service to the membership, I have been actively engaged in all Board decisions and Nymex achievements. These include the launch of Clearing21, the design of and move to our building, the redesign of ACCESS, the recovery from 9/11, the launch of OTC clearing, and the launch of eminys, to name a few.

I have personally brought many initiatives forth to benefit our members. Through my efforts, we began using ATOM 10 years ago, making brokerage billing more efficient for FCMs and floor brokers. I sought and won Board approval of the FCM and the owner cost reduction programs. Both have saved our members millions of dollars in operating expenses since inception. I have been a long-standing proponent of the use of technology to enhance the open outcry model to be more competitive. I worked with staff and member groups to develop an electronic trading pad and an order routing system and both were deployed on the trading floor.

The events of 9/11 propelled the Board to act quickly and decisively to ensure the future of Nymex and our Members. We met immediately and continually to plan for our reopening. Through the efforts of the Board, staff and Members, we opened the following week. We also needed a longer term plan. Three days after the disaster, the chairman charged Mitch Steinhause and me with finding and developing a disaster recovery site. We found Ipark, negotiated a lease and built a working trading floor within the next year and brought it in under budget. I also worked with staff to develop a DR plan which is continually updated.

Nymex had a billing dispute with AT&T in 2002 regarding ACCESS hosting charges which went unresolved by our consultants and staff. I negotiated a settlement which saved the Exchange well in excess of $1 million.

As chairman of the Membership committee, I worked with Equity rep Joel Faber to remove the unrecognized hold harmless letters and replace them with a Clearing Member guaranty, thus removing the liability from the trading right owner and protecting the asset. As chairman of the Clearing committee, I sought and won approval of the Guaranty Fund insurance policy, along with a commitment from the Board to contribute funds prior to the use of the Guaranty Fund.

In 2001, I began a campaign to bring Nybot back to our building. I was appointed to the negotiating team which worked for months to come to terms on a lease. The final outcome was beneficial to us and our members. Nymex receives $4 million a year in rent as a result.

As chairman of the Eminy Steering committee, I rolled out the HO and HU minys, including contract specs, tiered booths built, and technology installed, within a three month period. Floor trading of eminys now bring a revenue stream to Nymex of $2 million a year in licensing fees.

I am proud to have been part of the negotiating team that brought General Atlantic to us as a minority shareholder. I believe this merger will be beneficial to all our shareholders.

This past year has brought great opportunities and many challenges to Nymex. I have seen our Members adapt to the changes in our business and I believe we will continue to do so.

Please vote based on the record, work ethic, and independence of the individual candidate; not on relationships and popularity. I have the experience, knowledge of the issues, and the independence which will be needed to deal with the challenges we face.

I am available and accessible for any shareholder who may want to speak to me. E-mail address:grizzi@nymex.com and phone number:212-952-7259. Thank you for your continued support.

Sincerely,

Gary Rizzi

I, Gary Rizzi am the beneficial owner of 180,000 shares of common stock of NYMEX Holdings, Inc. and two (2) Class A memberships in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings’ Annual Meeting of Stockholders scheduled for May 1, 2006. You are urged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings’ SEC filings, can be obtained free of charge from the SEC’s website at www.sec.gov. Copies of the proxy statement may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings, Inc.

Robert Ira Sahn

10 Darby Lane

East Hamptons, NY 11937

ROBERT SAHN, an equity holder and member of the New York Mercantile Exchange, is currently seeking the equity holder position on the Board of Directors of NYMEX Holdings, Inc.

Mr. Sahn has been a member of the Exchange since 1981, working initially as an independent floor broker and later running RIS Commodities, a 60 person floor operation. He also ran a successful floor operation on the International Petroleum Exchange for three years. After selling his operation in the early ‘90’s, he became actively involved in the off floor energy execution business.

As beneficiary owner of 5 NYMEX seats and family ties to 8 seats, Mr. Sahn has been heavily involved in the General Atlantic investment process on behalf of the membership of NYMEX. His participation in this transaction and others related to the future of the Exchange have fueled his desire to serve as equity holder on the NYMEX Board of Governors.

Mr. Sahn is running with the support of Mr. Richard Schaeffer, current vice chairman and future chairman of the Board of Directors.

I, Robert Sahn, am the beneficial owner of 450,000 shares of common stock of NYMEX Holdings, Inc. and 5 Class A memberships in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings’ Annual Meeting of Stockholders scheduled for May 1, 2006. You are urged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings’ SEC filings, can be obtained free of charge from the SEC’s website at www.sec.gov. Copies of the proxy statement may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings, Inc.

William Schaefer (IRON) Bio-At Large Category

William Schaefer is the president and partner of S.C.S Commodities Inc. and S.C.S. OTC Corp. S.C.S. Commodities Inc. was established in 1991 and has a presence in all the energy futures and options markets on the New York Mercantile (NYMEX). S.C.S. Commodities employs over seventy people including seventeen floor brokers.

As a full service energy brokerage firm (broker swaps, options, pipeline, and OTC deals), S.C.S. Commodities averages 20-25% of the NYMEX daily volume proving to be one of the largest in market share.

Mr. Schaefer began his career on the NYMEX as a phone clerk and NYMEX member for Kidder Peabody in 1988. He also held a position as a NYMEX member in charge of floor NYMEX options execution and sales for Shearson Lehman Brothers. As a member of the NYMEX, Mr. Schaefer has been a member of several exchange committees including floor, settlement options advisory, facilities, floor broker and membership.

Working as a floor broker and trader for over eighteen years, Mr. Schaefer provides a broad viewpoint of futures and options on the exchange and in the OTC market. His day to day activities as president of S.C.S. Commodities Inc. deal with generating customer brokerage business for S.C.S. and managing seventeen S.C.S. brokers who are responsible for executing trades for those customers. “As a floor brokerage firm we (S.C.S. Commodities) deal and communicate with every side of a NYMEX trade (locals, outside customers and other floor brokers).”

Further Mr. Schaefer has working knowledge of the OTC market. The NYMEX has and will continue to grow through the clearing of OTC products. His knowledge of the customers needs in various OTC products will help to generate further growth for the exchange in the NYMEX OTC Markets.

Mr. Schaefer believes NYMEX is an asset that has more potential for growth and development. “We can improve the exchange by further development of technology, new products and management.” In addition he states, “there is no reason why we can not remain the dominant trading venue for energy now and in the future. Our alliance with the CME for technology, market share and the DME for global markets should allow the NYMEX to grow exponentially with sound business decisions.”

As a board member, Mr. Schaefer states “I would like to use my experience as a NYMEX member and president of S.C.S. Commodities and OTC to help members and member firms continue to receive considerable returns from the Exchange. I will strive to ensure that these returns are met by making decisions on issues that will increase the Exchange’s revenue and growth.”

Mr. Schaefer earned his bachelor degree of science from Boston University and a MBA from Seton Hall University. He resides in Rumson, New Jersey, with his wife, Marcey and their children Elizabeth, William and Kiera.

I, Willam F Schaefer, am the beneficial owner of 90,000 shares of common stock of NYMEX Holdings, Inc. and one Class A memberships in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings’ Annual Meeting of Stockholders scheduled for May 1, 2006. You are urged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings’ SEC filings, can be obtained free of charge from the SEC’s website at www.sec.gov. Copies of the proxy statement may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings, Inc.

28

Robert H. Steele

138 River Road

Essex, Connecticut 06426

April 17, 2006

Dear NYMEX Stockholder,

My name is Bob Steele. I’m running for reelection as an independent Public Director of NYMEX and would like to ask for your support.

As you know, the role of Public Director has become increasingly important at NYMEX because of the Exchange’s movement toward becoming a public company, the value of bringing in directors with outside business experience, and the passage of the Sarbanes-Oxley Act, which requires greater independence on the part of corporate boards.

Those of you who know me know I’ve brought a wide range of business and government experience to NYMEX, extending from banking to service as Chairman of a public company and as a U.S. Congressman. In the meantime, I’ve had the opportunity to develop a keen understanding of your business; great respect for the talented and hardworking people who have built NYMEX and earn a living here; and deep appreciation for the role of NYMEX in the national and world economies.

Equally important, I’ve had the opportunity to gain an understanding of the “complexity” of the membership structure at NYMEX, the respective needs and business interests of its participants, and the internal processes by which things get done. By working closely with other Board members, and by maintaining true independence, I believe I have been able to make meaningful contributions to strengthening management, improving internal controls, attracting and retaining superior managers, and improving corporate governance.

The Exchange has come through unprecedented change in the past two years marked by record volumes, record earnings, record distributions, record seat prices, and the groundbreaking General Atlantic and CME deals. Far more remains to be done, however, including implementing side-by-side trading, managing a successful IPO, and completing the transition to a public company. I believe the Exchange’s greatest days lie ahead, and I look forward to what I hope will be the opportunity to continue to work with you to build NYMEX into an even stronger and more profitable market force in the future.

Sincerely,

Bob Steele

I, Robert H. Steele, am the beneficial owner of 0 shares of common stock of NYMEX Holdings, Inc. and 0 Class A memberships in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings’ Annual Meeting of Stockholders scheduled for May 1, 2006. You are urged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings” SEC filings, can be obtained free of charge from the SEC’s website at www.sec.gov. Copies of the proxy statement may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings, Inc.

ROBERT H. STEELE is Vice Chairman of John Ryan Company, an international financial services marketing firm that works with major banks on six continents.

A former banker, Mr. Steele has been a frequent speaker at banking conferences in the U.S. and abroad, and is recognized as a leading pioneer and innovator in bank marketing, product development, and bank branch design. He currently serves on three corporate boards, including NYMEX (as a Public Director), the American Stock Exchange (as a Public Governor), and NLC Insurance Companies, and was Chairman of publicly listed Moore Medical Corporation prior to its recent sale.

Mr. Steele was a U.S. Congressman (Second District, CT), serving on the House Foreign Affairs Committee and chairing or co-chairing Congressional Task Forces on International Drug Trafficking and Problems of the Aging. Following Congress, he was appointed Chairman of the Social Security Committee of the White House Conference on Aging.

Mr. Steele is a graduate of Amherst College and earned an M.A. in Government and the Certificate of the Russian Institute from Columbia University. He served as a Soviet Affairs specialist in the Central Intelligence Agency, and was a visiting lecturer in government at the United States Coast Guard Academy. He is the recipient of an honorary Doctor of Laws degree from Sacred Heart University in Connecticut.

Bob Steele and his wife, Betsy, have four grown children and live in Essex, Connecticut.

I, Robert H. Steele, am the beneficial owner of 0 shares of common stock of NYMEX Holdings, Inc. and 0 Class A memberships in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings’ Annual Meeting of Stockholders scheduled for May 1, 2006. You are urged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings” SEC filings, can be obtained free of charge from the SEC’s website at www.sec.gov. Copies of the proxy statement may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings, Inc.

Dennis Suskind

73 Wooster Street

New York, NY 11932

Curriculum Vitae

Born on December 13, 1942, Mr. Suskind entered J. Aron & Company in 1961 where he served as Executive Vice President with responsibility for the worldwide precious metal trading operations. In 1980, when Aron merged into Goldman Sachs, he held the title of General Partner of Goldman Sachs, heading the Metals operations for the next ten years until his retirement in 1990.

During his tenure in trading metals Mr. Suskind served as Vice Chairman of the New York Mercantile Exchange (NYMEX), Vice Chairman of the Commodity Exchange (COMEX), a member of the Board of Directors Futures Industrial Association, a member of the Board of International Precious Metals Institute, Chairperson of the Financial Times International Gold Conferences and a member of the Boards of the Gold and Silver Institutes in Washington. In 2005, Mr. Suskind was elected to the Futures Industry Association’s Hall of Fame.

Mr. Suskind retired from Goldman Sachs in 1991. Mr. Suskind currently serves as President of the Board of Directors of the Arthur Ashe Institute for Urban Health, President of the Hampton Classic Horse Show, a Board Member of Bridgehampton National Bank and the United Equity Fund. He is also President of the Board of the Stein Ericksen Lodge in Deer Valley, Utah. He has served as a Member of the President’s Council of the Peconic Land Trust, President of Brown University’s Parent’s Council, Founding Member of Mt. Sinai’s Hospital Associates, Board of Directors of the Nature Conservancy, and as a Board Member of the Collegiate School and Marymount Schools in NY among others.

In 2001, Mr. Suskind was elected to hold a Town Council seat in the Town of Southampton, New York. He did not run for reelection, choosing instead to invest in local businesses as well as real estate development in the Township of Southampton. The Preservation League of New York State presented Mr. Suskind with its 2006 Pillar of New York Award.

Mr. Suskind lives in Southampton and New York City with his wife Cynthia and their four children.

I, Dennis Suskind, am the beneficial owner of 0 shares of common stock of NYMEX Holdings, Inc. and 0 Class A memberships in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings’ Annual Meeting of Stockholders scheduled for May 1, 2006. You are urged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings’ SEC filings, can be obtained free of charge from the SEC’s website at www.sec.gov. Copies of the proxy statement may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings, Inc.